Exhibit 99.1

TNT ENERGY, LLC

Financial Statements

Years Ended December 31, 2015 and 2014

(With Independent Auditors’ Report Thereon)

Kahn, Litwin, Renza & Co., Ltd. Boston • Newport • Providence • Waltham
99 Summer Street, Suite 520, Boston, MA 02110	Certified Public Accountants
Phone: 617-236-8098 • Fax: 617-236-4466	and Business Consultants
Email: TrustedAdvisors@KahnLitwin.com • www.KahnLitwin.com

TNT ENERGY, LLC

FINANCIAL STATEMENTS

Years Ended December 31, 2015 and 2014

Member of The Leading Edge Alliance

Kahn, Litwin, Renza & Co., Ltd. Boston • Newport • Providence • Waltham
99 Summer Street, Suite 520, Boston, MA 02110	Certified Public Accountants
Phone: 617-236-8098 • Fax: 617-236-4466	and Business Consultants
Email: TrustedAdvisors@KahnLitwin.com • www.KahnLitwin.com

INDEPENDENT AUDITORS’ REPORT

To the Members of

TNT Energy, LLC:

We have audited the accompanying financial statements of TNT Energy, LLC (the Company), which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of operations and changes in members’ equity and cash flows for the years ended December 31, 2015 and 2014, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Member of The Leading Edge Alliance

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TNT Energy, LLC as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years ended December 31, 2015 and 2014 in accordance with accounting principles generally accepted in the United States of America.

April 28, 2016

TNT ENERGY, LLC

BALANCE SHEETS

December 31, 2015 and 2014

	2015	2014
Assets
Current Assets:
Cash	$42,362	$—
Accounts receivable	4,713,169	5,557,628
Costs and estimated earnings in excess of billings on uncompleted contracts	323,746	—
Other receivables	545,799	—
Prepaid expenses	67,902	16,328

Total current assets	5,692,978	5,573,956

Property and Equipment	144,575	169,657
Less accumulated depreciation	21,005	108,525

Net property and equipment	123,570	61,132

Other Assets:
Deposits	7,300	7,300

Total other assets	7,300	7,300

Total Assets	$5,823,848	$5,642,388

Liabilities and Members’ Equity
Current Liabilities:
Line of credit	$100	$—
Current portion of long-term debt	60,247	4,603
Accounts payable	1,374,221	2,105,158
Accrued expenses	26,711	261,588
Income tax payable	34,997	300

Total current liabilities	1,496,276	2,371,649
Long-term debt, less current portion	63,695	3,211

Total liabilities	1,559,971	2,374,860

Members’ Equity	4,263,877	3,267,528

Total Liabilities and Members’ Equity	$5,823,848	$5,642,388

See accompanying notes to the financial statements and independent auditors’ report.

TNT ENERGY, LLC

STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS’ EQUITY

Years Ended December 31, 2015 and 2014

	2015	2014
Net revenue	$24,826,827	$24,356,159
Cost of revenue	19,499,821	19,534,224

Gross profit	5,327,006	4,821,935
Selling, general and administrative expenses	2,994,65 I	2,626,797

Operating income	2,332,355	2,195,138

Other income (expense):
Interest expense	(664)	(526)
Other income, net	1,056	9,827

	392	9,301

Income before provision for taxes	2,332,747	2,204,439
Provision for state taxes	36,398	1,386

Net income	2,296,349	2,203,053
Members’ equity, beginning of year	3,267,528	1,064,475
Distributions	(1,300,000)	—

Members’ equity, end of year	$4,263,877	$3,267,528

See accompanying notes to the financial statements and independent auditors’ report.

TNT ENERGY, LLC

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2015 and 2014

	2015	2014
Cash Flows from Operating Activities:
Net income	$2,296,349	$2,203,053
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on sale of property and equipment	1,671	—
Depreciation	21,949	21,491
Changes in operating assets and liabilities:
Accounts receivable	844,459	(3,345,163)
Costs and estimated earnings in excess of billings on uncompleted contracts	(323,746)	—
Other receivables	(545,799)	—
Prepaid expenses	(6,443)	(1,357)
Deposits	—	(650)
Accounts payable	(730,937)	1,009,179
Accrued expenses	(234,877)	211,560
Income tax payable	34,697	(1,389)
Member redemption payable	—	(50,000)

Net cash provided by operating activities	1,357,323	46,724

Cash Flows from Investing Activities:
Proceeds from sale of property and equipment	4,000	—
Purchases of property and equipment	(9,914)	(44,389)

Net cash used by investing activities	(5,914)	(44,389)

Cash Flows from Financing Activities:
Borrowings on line of credit, net	100	—
Principal payments on long-term debt	(9,147)	(10,653)
Distributions to members	(1,300,000)	—

Net cash used by financing activities	(1,309,047)	(10,653)

Net Increase (Decrease) in Cash	42,362	(8,318)
Cash, beginning of year	—	8,318

Cash, end of year	$42,362	$—

See accompanying notes to the financial statements and independent auditors’ report.

TNT ENERGY, LLC

NOTES TO THE FINANCIAL STATEMENTS

Years Ended December 31, 2015 and 2014

1.	Nature of Operations

TNT Energy, LLC (the Company) was formed in Massachusetts on September 23, 2002. The Company is engaged in providing energy efficiency services to customers in the commercial and industrial sectors. Services include energy efficiency audits, design and installation of custom or retrofit electric and gas energy efficiency systems and related consulting services. The work is performed under both time-and-materials contracts and fixed-price contracts. The length of the contracts vary but are typically less than one year. The sales and services are provided primarily to customers located in Massachusetts.

2.	Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Common Control Leasing Arrangements

The Company has a common control leasing arrangement with S-Works Realty, LLC (SWR) and is the primary beneficiary of this variable interest entity (the VIE).

Effective January 1, 2014, the Company adopted Accounting Standards Update (ASU) 2014-07 and under the provisions of ASU 2014-07 is not required to consolidate the VIE. Accordingly, the VIE is not included in the financial statements.

Revenue Recognition

Revenues from time-and-materials contracts are recognized as the work is performed. The Company accounts for contract revenue for fixed-price contracts spanning more than one year using the percentage-of-completion method. Under this method, the percentage of contract revenue to be recognized currently is computed as the percentage of estimated total revenue that total costs incurred to date bear to total estimated costs, after giving effect to the most recent estimates of costs to complete.

Contracts costs include all direct materials and labor costs, as well as indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability, and final contract settlements may result in revisions to costs and revenue and are recognized in the period in which the contract settlements are determined.

Costs and estimated earnings in excess of amounts billed are classified as current assets and billings in excess of costs and estimated earnings are classified as current liabilities.

TNT ENERGY, LLC

NOTES TO THE FINANCIAL STATEMENTS

Years Ended December 31, 2015 and 2014

Accounts Receivable

The Company does not accrue interest on accounts receivable. Accounts receivable are amounts due relating to time-and-materials and fixed-price contracts. Unbilled accounts receivable represent time-and-materials expended but not billed at year end. A receivable is considered past due if payment has not been received within stated tenns. The Company will then exhaust all methods in-house to collect the receivable before turning the account over for collection. Once all practical resources to collect the receivable have been utilized without success, the receivable is deemed uncollectible and charged to bad debt expense. Management has determined that there is no allowance deemed necessary as of December 31, 2015 and 2014.

Other Receivables

Included in other receivables as of December 31, 2015 were $423,000 in vendor credits due to the Company for reaching purchase levels and $122,799 in customer rebates due to the Company for reaching performance levels.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for repairs and maintenance are expensed as incurred. Renewals and betterments that materially extend the life of the assets are capitalized. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets, which range from three to seven years.

Income Taxes

The Company is a limited liability company, organized under the laws of the Commonwealth of Massachusetts, and has elected to have its income taxed under the provisions of Subchapter S of the Internal Revenue Code. Subchapter S provides that the individual member be taxed on his proportionate share of the Company’s taxable income in lieu of the Company paying income taxes. However, the Company is subject to a state corporate income tax due to the volume of the Company’s gross receipts and a provision for this tax has been included in the financial statements.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2015 and 2014, was approximately $39,000 and $14,900, respectively.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company maintains its operating accounts in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to specified limits. From time to time, the Company had bank balances in excess of federally insured limits.

TNT ENERGY, LLC

NOTES TO THE FINANCIAL STATEMENTS

Years Ended December 31, 2015 and 2014

Accounts receivable result primarily from contracts negotiated with businesses and contract owners who are primarily located in Massachusetts. Due to the nature of the customer base, the Company generally does not require collateral or other security from its customers.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

3.	Accounts Receivable

Accounts receivable consisted of the following:

	2015	2014
Uncompleted contracts
Billed	$23,798	$—
Retainage	5,942	—
Completed contracts
Billed	2,285,462	4,014,347
Unbilled	2,397,967	1,543,281

Total accounts receivable	$4,713,169	$5,557,628

4.	Uncompleted Contracts

A reconciliation of the costs and estimated earnings on contracts m progress as of December 31, 2015 is as follows:

Costs incurred to date on uncompleted contracts	$430,144
Estimated earnings	53,061

483,205
Less billings to date on uncompleted contracts	159,459

Total	$323,746

The above amount is included in costs and estimated earnings in excess of billings on uncompleted contracts in the accompanying balance sheet as of December 31, 2015. There were no contracts in process as of December 31, 2014.

TNT ENERGY, LLC

NOTES TO THE FINANCIAL STATEMENTS

Years Ended December 31, 2015 and 2014

5.	Property and Equipment

Property and equipment consisted of the following:

	2015	2014
Motor vehicles	$98,814	$95,582
Office furniture and fixtures	45,761	74,075

Total property and equipment	$144,575	$169,657

During 2015, the Company sold a motor vehicle, with an original cost of $24,429 and a net book value of $5,671, for proceeds of $4,000, resulting in a loss of $1,671, which is included in other income on the accompanying statement of operations and changes in members’ equity.

During the years ended December 31, 2015 and 2014, the Company disposed of fully depreciated equipment in the amount of $90,711 and $41,652, respectively.

6.	Lines of Credit

On July 25, 2005, the Company entered into a revolving line of credit (revolving line) with a bank allowing for maximum borrowings of $50,000. The revolving line was due on demand and required monthly interest payments at .5% above the bank’s prime lending rate (3.25% at December 31, 2014). As of December 31, 2014, there were no outstanding borrowings on the revolving line. The revolving line was closed on March 3, 2015.

On November 28, 2011, the Company entered into a line of credit agreement (the Agreement) with a bank allowing for maximum borrowings of $150,000. The terms of the Agreement allow the Company to borrow up to 70% of the accounts receivable aged less than 60 days. The Agreement is due upon demand and subject to an annual review and renewal by the bank. The Agreement was last renewed on November 28, 2015. The agreement requires monthly interest payments at 2% above the bank’s prime lending rate (3.5% and 3.25% at December 31, 2015 and 2014, respectively). The Agreement is secured by a first security interest in all of the Company’s assets and is subject to a 30-day annual out of debt provision.

As of December 31, 2015, the Company had an outstanding balance of $100. There were no outstanding borrowings as of December 31, 2014.

This agreement includes certain restrictive covenants requiring, among other things, a minimum debt service coverage ratio. Management believes the Company was in compliance with these covenants at December 31, 2015 and 2014.

TNT ENERGY, LLC

NOTES TO THE FINANCIAL STATEMENTS

Years Ended December 31, 2015 and 2014

7.	Long-term Debt

Long-term debt consisted of the following:

	2015	2014
Note payable to a credit union, due in monthly installments of $913 including interest at 2.9% through December 2020. The note is secured by a motor vehicle.	$50,856	$—
Note payable to a financing company, due in monthly installments of $5,116 plus interest at 3.99% through September 2016. The note is secured by insurance policies.	45,131	—
Note payable to a credit union, due in monthly installments of $526 including interest at 2.9% through September 2020. The note is secured by a motor vehicle.	27,955	—
Note payable to a credit union, due in monthly installments of $409 including interest at 5.25% through August 2016. The note was secured by a motor vehicle and was paid in full during 2015.	—	7,814

	123,942	7,814
Less current portion of long-term debt	60,247	4,603

Long-term debt, less current portion	$63,695	$3,211

Scheduled maturities of the long-term debt are as follows:

Year Ending
2016	$60,247
2017	15,618
2018	16,077
2019	16,550
2020	15,450

Total	$123,942

TNT ENERGY, LLC

NOTES TO THE FINANCIAL STATEMENTS

Years Ended December 31, 2015 and 2014

8. Commitments and Contingencies

Lease Obligations

The Company leases office space for its operations under non-cancellable lease agreements. The Company is responsible for all maintenance and taxes on the leases. The leases expire at various dates through April 2017. Total rent expense for these leases for the years December 31, 2015 and 2014 was approximately $55,000 and $52,100 respectively.

Approximate future minimum lease payments under these leases are as follows:

Year Ending
2016	$41,400
2017	12,700

$54,100

Litigation

The Company is from time to time subject to legal proceedings and claims that arise in the normal course of business. In the opinion of management, the amount of ultimate liability with respect to these actions outstanding as of December 31, 2015 will not have a material adverse effect on the Company’s financial position or results of operations.

9.	Related-Party Transactions

Under a common control tenancy at will, the Company leases office and storage space from SWR. SWR relies on the lease payments from the Company to be able to pay the underlying mortgage on the property. The Company and SWR are commonly controlled by the same members. Total expenditures related to this lease for each of the years ended December 31, 2015 and 2014 were $27,000.

10.	Retirement Plan

Effective January 1, 2015, the Company created a 401(k) profit sharing plan (the Plan) which covers substantially all employees who meet certain age and length of service requirements. Under the Plan, the Company matches 100% of the initial 3% of participant contributions and 50% of the remaining participant contributions for a maximum contribution of 5% of the employee’s compensation. The Company made contributions of approximately $34,900 for the year ended December 31, 2015.

TNT ENERGY, LLC

NOTES TO THE FINANCIAL STATEMENTS

Years Ended December 31, 2015 and 2014

11.	Concentrations

For the years ended December 31, 2015 and 2014, three customers represented approximately 93% and 87% of the Company’s revenue, respectively. Accounts receivable from these customers totaled $3,866,151 and $4,852,982, representing 82% and 87% of accounts receivable at December 31, 2015 and 2014, respectively.

For the years ended December 31, 2015 and 2014, one supplier represented approximately 84% and 82% of the Company’s total purchases. Accounts payable to this supplier totaled $445,965 and $313,852, representing 32% and 15% of accounts payable at December 31, 2015 and 2014, respectively.

12.	Buy-Sell Agreement

The two members entered into a buy-sell agreement dated October 9, 2007 with each other. The terms of the agreement control the sale of ownership interest upon death and other events. The purchase price of the ownership interest is based on a vested percentage of book value of the Company at the date of the triggering event. The vesting percentage schedule is as follows:

Vesting
Period	Percentage
January 1, 2007 through December 31, 2010	33%
January 1, 2011 through December 31, 2018	66%
After January 1, 2019	100%

13.	Supplemental Cash Flow Information

During the years ended December 31, 2015 and 2014, the approximate amount of cash paid for interest and income taxes are as follows:

	2015	2014
Interest	$700	$500
Income taxes	$900	$3,400

The statement of cash flows for the year ended December 31, 2015 excludes the effects of non-cash investing and financing activities in the amount of $80,144 related to the purchase of property and equipment and non-cash operating and financing activities in the amount of $45,131 related to the financing of the Company’s insurance policies.

TNT ENERGY, LLC

NOTES TO THE FINANCIAL STATEMENTS

Years Ended December 31, 2015 and 2014

14.	Subsequent Event

Effective January 13, 2016, the members of the Company entered into a non-binding letter of intent with a third party to sell 100% of the membership interests of the Company. The sale is subject to various conditions including completion of due diligence. As of the issuance of these financial statements, the sale has not been consummated but the members expect the transaction to occur in 2016.

Subsequent events have been evaluated through April 28, 2016, which is the date the financial statements were available to be issued.